 PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, modified or otherwise supplemented from time to time, the “Security Agreement”), is entered into as of September 18, 2013, by and among Searchlight Minerals Corp., a Nevada corporation (“Searchlight”), Clarkdale Minerals, LLC, a Nevada limited liability company (“Clarkdale Minerals”) and Clarkdale Metals Corp., a Nevada corporation (“Clarkdale Metals”, and together with Searchlight and Clarkdale Minerals, the “Companies,” or individually, each a “Company”), in favor of Collateral Agent (as defined in Section 10 hereof) on behalf of the Secured Parties listed on the signature pages hereof and any subsequent holder(s) of the Notes (as defined below) assigned in accordance with terms of the Notes.

RECITALS

WHEREAS, pursuant to that certain Secured Convertible Promissory Note Purchase Agreement between Searchlight and the Secured Parties, dated as of the date hereof (the “Note Purchase Agreement”), Searchlight will issue to each Secured Party one or more secured convertible promissory notes (each, a “Note,” and collectively, the “Notes”) in the aggregate principal amount of up to $5,750,000;

WHEREAS, pursuant to the Note Purchase Agreement, the Companies have each agreed to enter into this Security Agreement and to grant to Collateral Agent, for the benefit of itself and the Secured Parties, a first priority lien and security interest in all of the Companies’ Collateral as described below; and

WHEREAS, capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Note Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Company agrees with Collateral Agent and the Secured Parties as follows:

1. Definitions. All terms used herein which are defined in Article 1 or Article 9 of the UCC (as defined below) shall have the meanings given therein unless otherwise defined in this Security Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to the Secured Parties and the Companies pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. In addition to those capitalized terms defined elsewhere in this Security Agreement, the following terms shall have the following meanings:

1.1 “Accounts” shall have such meaning as such term is defined in Article 9 of the UCC.

1.2 “Chattel Paper” (including Electronic Chattel Paper and Tangible Chattel Paper), each of which terms shall have such meaning as such term is defined in Article 9 of the UCC.

1.3 “Clarkdale Minerals Guaranty” shall mean that certain Subsidiary Guaranty of Payment dated September 18, 2013 by Clarkdale Minerals in favor of the Secured Parties.

1.4 “Clarkdale Metals Guaranty” shall mean that certain Subsidiary Guaranty of Payment dated September 18, 2013 by Clarkdale Metals in favor of the Secured Parties.

1.5 “Commercial Tort Claims” shall have such meaning as such term is defined in Article 9 of the UCC.

1.6 “Contracts” shall mean all contracts and other agreements any Company and any other Person, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of any Company to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of any Company to damages arising out of, or for, breach or default in respect thereof and (c) all rights of any Company to perform and to exercise all remedies thereunder.

1.7 “Copyrights” shall mean all of the following: (a) all copyrights, works protectable by copyright, copyright registrations, and copyright applications of any Company, if any; (b) all renewals, extensions, and modifications thereof; (c) all income, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present, or future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by any Company.

1.8 “Copyright License” shall mean any agreement, written or oral, providing for a grant to any Company of any right in any Copyright.

1.9 “Documents” shall have such meaning as such term is defined in Article 9 of the UCC.

1.10 “Defeasance Collateral” shall mean cash pledged to the Collateral Agent as collateral pursuant to Section 13 (including, without limitation, all amounts on deposit in the Defeasance Collateral Account (as defined in Section 13.4)).

1.11 “Defeasance Collateral Requirement” shall mean with respect to the defeasance of the security interest in the Collateral (other than Defeasance Collateral) provided for pursuant to Section 13 (“Defeasance”), Defeasance Collateral in an amount sufficient to provide payment of all (A) principal indebtedness outstanding as of the date of Defeasance under the Notes as it becomes due through the date set forth in clause (i) of the definition of “Maturity Date” as defined in the Notes (and, notwithstanding any term to the contrary in the Transaction Documents, calculated by assuming all the indebtedness outstanding as of the date of the Defeasance is due in full on such date) and (B) scheduled interest on the Notes as it becomes due through such date.

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1.12 Reserved.

1.13 “Deposit Accounts” shall have such meaning as such term is defined in Article 9 of the UCC.

1.14 “Equipment” shall have such meaning as such term is defined in Article 9 of the UCC.

1.15 “General Intangibles” shall have such meaning as such term is defined in Article 9 of the UCC.

1.16 “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.17 “Instruments” shall have such meaning as such term is defined in Article 9 of the UCC.

1.18 “Inventory” shall have such meaning as such term is defined in Article 9 of the UCC.

1.19 “Investment Property” (including Financial Assets, Securities Entitlements, Securities Accounts, Commodity Accounts, and Commodity Contracts), each of which terms shall have such meaning, as such term is defined in Article 9 of the UCC, and shall include the Shares;

1.20 “Letter-of-Credit Rights” shall have such meaning as such term is defined in Article 9 of the UCC.

1.21 “Miscellaneous Collateral” shall mean, to the extent not otherwise included in the Collateral, all other personal property of any Company of any kind or character, whether tangible or intangible and all interest of every kind and description, including any such property held or possessed by any Company in or on any real property or improvements to real property, including, without limitation, all fee ownership and/or leasehold interests (to the extent not prohibited by or requiring consent under any Company's leases) in real property or improvements thereto.

1.22 “Patents” shall mean all of the following: (a) all registered and unregistered patents, patent applications, and patentable inventions of any Company, if any, and all of the inventions and improvements described and claimed therein; (b) all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part, or reissues of any of the foregoing; (c) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; (f) all goodwill associated with any of the foregoing; in each case, whether now owned or hereafter acquired by any Company.

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1.23 “Patent License” shall mean all agreements, whether written or oral, providing for the grant to any Company of any right to manufacture, use or sell any invention covered by a Patent.

1.24 “Payment Intangibles” shall have such meaning as such term is defined in Article 9 of the UCC.

1.25 “Person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

1.26 “Proceeds” shall have such meaning as such term is defined in Article 9 of the UCC.

1.27 “Records” shall mean all of any Company's present and future books of account of every kind or nature, purchase and sale agreements, customer lists, marketing information, price lists, operating records, vendor and supplier price lists, sales literature, computer programs, print outs, computer data, Software, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Company account, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Company with respect to the foregoing maintained with or by any other Person).

1.28 “Shares” shall mean the shares listed on Schedule I hereto, now owned beneficially and of record by any Company, and all cash, dividends, other securities, instruments, rights (including voting rights, subject to the terms and conditions of this Security Agreement) and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, and all proceeds of all of the foregoing.

1.29 “Software” shall have such meaning, as such term is defined in Article 9 of the UCC.

1.30 “Supporting Obligations” shall have such meaning as such term is defined in Article 9 of the UCC.

1.31 “Trademarks” shall mean all of the following: (a) all of any Company’s owned trademarks, trade names, mask words, corporate names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by any Company.

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1.32 “Trademark License” shall mean all agreements, whether written or oral, providing for the grant to any Company of any right to use any Trademark.

1.33 “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, however, that if by mandatory provisions of law, the perfection or effect of perfection or non-perfection of the security interest in any Collateral to which this Financing Statement relates is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, UCC means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

2. Pledge of Collateral and Delivery of Pledged Collateral.

2.1 Each Company hereby pledges and assigns to Collateral Agent and grants to Collateral Agent, in each case for the benefit of itself and the Secured Parties, a continuing lien and security interest in all of the Collateral described in Section 3 below, whether now owned or hereafter acquired, whether or not now or at any time hereafter in the possession, custody or control of the Collateral Agent or its agents, whether or not held for safekeeping, in a safe deposit box, or otherwise, to secure prompt payment and full performance of the obligations described in Section 4 below (all such obligations, collectively the “Obligations”). The pledge of the Collateral pursuant to this Security Agreement creates a valid and perfected first priority security interest in the Collateral securing the Obligations.

2.2 Each Company shall, at its expense, execute, file, record and deliver to Collateral Agent (in such manner and form as the Collateral Agent shall reasonably require) any financing statements and any other documents, necessary or appropriate to preserve, perfect, validate or protect the security interest granted to Collateral Agent hereunder against the claims of third parties, and shall cooperate with the Collateral Agent to cause the same to be duly filed in all places necessary to perfect the security interest of Collateral Agent in the Collateral. This shall include (a) all financing statements, (b) all carbon, photographic or other reproductions of financing statements or this Security Agreement (which shall be sufficient as a financing statement hereunder), (c) all endorsements to title to any vehicles or other Collateral as may be required in order to perfect the security interest therein, and (d) all specific assignments or other papers that may be necessary, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect or validate any security interest or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. In the event that any recording or re-filing thereof (or filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such security interest, each Company, at its own cost and expense, shall cause the same to be re-recorded and/or re-filed at the time and in the manner requested by the Collateral Agent. Each Company hereby authorizes the Collateral Agent to file or re-file any financing statements, continuation statements, and/or amended statements with respect to the security interest granted pursuant to this Security Agreement which at any time may be required or appropriate, although the same may have been executed only by Collateral Agent, and to execute such financing statement on behalf of each Company. In addition, in the event and to the extent that any of Collateral consists of or is represented by stock certificates, instruments or other evidences of ownership such as would require physical possession of same in order to perfect the security interest therein or have “control” (within the meaning of the UCC) thereof, each Company will promptly, at its expense, deliver same to the Collateral Agent, with any necessary endorsements thereon or powers annexed thereto. Collateral Agent has the right, at any time, after the occurrence and during the continuance of an Event of Default (as defined herein) in its sole discretion, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Collateral.

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3. Collateral. The collateral consists of the following (collectively, the “Collateral”):

3.1 all Accounts;

3.2 all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

3.3 all Contracts;

3.4 all Deposit Accounts;

3.5 all General Intangibles and Commercial Tort Claims;

3.6 all Instruments;

3.7 all Goods and all Inventory;

3.8 all Investment Property (including Financial Assets, Securities Entitlements, Securities Accounts, Commodity Accounts, and Commodity Contracts), including the Shares and all Defeasance Collateral;

3.9 all Equipment;

3.10 all Letter-of-Credit Rights;

3.11 all Miscellaneous Collateral;

3.12 all Records;

3.13 all Documents;

3.14 all Copyrights and Copyright Licenses;

3.15 all Patents and Patent Licenses;

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3.16 all Payment Intangibles;

3.17 all Software in whatever form;

3.18 all Supporting Obligations;

3.19 all Trademarks and Trademark Licenses; and

3.20 to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

4. Obligations. The Obligations secured under this Security Agreement are (i) the obligations of each Company under this Security Agreement; (ii) the obligations of each Company under the Notes; (iii) the obligations of Clarkdale Minerals and Clarkdale Metals arising under the Clarkdale Minerals Guaranty and the Clarkdale Metals Guaranty respectively; and (iii) the obligations of each Company under the Note Purchase Agreement and the other Transaction Documents, including in each case all extensions, amendments, modifications and renewals of any of the foregoing.

5. Covenants of the Companies. Until the Obligations are indefeasibly paid in full, each Company agrees to:

5.1 Promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date that penalties may attach thereto or same become a lien on any of the Collateral, except to the extent that such taxes, assessments and charges shall be contested by each Company in good faith and through appropriate proceedings;

5.2 Not sell, exchange, assign, encumber, or otherwise dispose of or transfer any Collateral, or any right or interest therein, except as permitted by Section 11;

5.3 Appear in and defend, at each Company’s own expense, any action or proceeding which may affect each Company’s title to or Collateral Agent’s or the Secured Parties’ interest in the Collateral;

5.4 Procure or execute and deliver, from time to time, in form and substance satisfactory to Collateral Agent in its discretion reasonably exercised, any stock powers, bond powers, endorsements, assignments, financing statements, estoppel certificates, control agreements (including with respect to Deposit Accounts and Investment Property) or other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain or protect Collateral Agent’s and the Secured Parties’ security interest in the Collateral and the priority thereof, and take such other action and deliver such other documents, instruments and agreements pertaining to the Collateral as Collateral Agent may request to effectuate the intent of this Security Agreement; and

5.5 Provide Collateral Agent with such other information pertaining to the Collateral as Collateral Agent may reasonably request from time to time in order to preserve and protect the security interest provided for herein and to enforce the provisions of this Security Agreement.

EXECUTION VERSION	7

6. Representations and Warranties of the Companies. Each Company hereby represents and warrants as follows:

6.1 Each Company is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution nor the delivery of this Security Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court or Governmental Authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which each Company is a party or by which each Company may be bound, or result in the creation or imposition of any lien, claim or encumbrance upon any property of such Company.

6.2 Each Company has the power to execute, deliver and perform the provisions of this Security Agreement and all instruments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery and performance of this Security Agreement and all such instruments and documents.

6.3 Each Company is the legal and equitable owner of its respective Collateral, subject to the interest therein granted to the Secured Parties. The ownership by each Company of its respective Collateral is free and clear of all security interests, liens, claims and encumbrances of every kind and nature, except for security deposits, statutory liens securing obligations that are not yet due or delinquent, bankers’ liens and other immaterial encumbrances not securing indebtedness for borrowed money. Each Company has taken all actions necessary under the UCC to perfect its interest in any accounts purchased by it or in which it otherwise has an interest, as against its assignors or creditors or its assigns.

6.4 No material default exists, and no event which with notice or the passage of time or both, would constitute a default under the Collateral by any party thereto, and there are no material offsets, claims or defenses against the obligations evidenced by the Collateral.

6.5 The security interest in the Collateral constitutes a valid and, upon delivery and filing of documents necessary to perfect the Collateral Agent’s security interest in the Collateral, perfected security interest in the Collateral securing the payment and performance of the Obligations, in each case prior to all other liens and rights of others (except for permitted liens as described in Section 6.3 above).

6.6 That no financing statement covering the Collateral is on file in any public office, other than financing statements filed pursuant to this Security Agreement.

All representations and warranties of each Company contained herein shall survive the closing of this Security Agreement until termination of this Security Agreement under Section 12.

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7. Authorized Action by Collateral Agent.

7.1 Each Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact to do (but Collateral Agent shall not be obligated to and shall not incur any liability to any Company or any third party for failure so to do), upon an Event of Default and while such Event of Default is continuing, any act which any Company is obligated by this Security Agreement to do, and to exercise such rights and powers as each Company might exercise with respect to the Collateral, including, without limitation, the right to:

7.1.1 collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or in respect of proceeds and other sums and property now or hereafter payable on or in respect of the Collateral, including dividends, profits and interest payments;

7.1.2 receive, take, endorse, assign and deliver any and all checks, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Collateral Agent in connection therewith;

7.1.3 settle, compromise, discharge, extend, compound, prosecute or defend any action or proceeding with respect thereto; and

7.1.4 sell, transfer, assign or otherwise deal in or with same, or the proceeds or avails thereof, or any goods securing the Accounts, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

7.1.5 extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

7.1.6 discharge any taxes, liens, security interests or other encumbrances at any time placed thereon;

7.1.7 enter into any extension, reorganization, deposit, merger or consolidation agreement or other agreement pertaining to the Collateral, and in connection therewith may deposit or surrender control of the Collateral thereunder, accept other property in exchange therefor, and do and perform such acts and things as it may deem proper, and any money or property secured in exchange therefor shall be applied to the Obligations or held by Collateral Agent pursuant to the provisions of the Transaction Documents;

7.1.8 protect and preserve the Collateral;

7.1.9 transfer the Collateral to its own or its nominee’s name; and

7.1.10 take any and all such other actions as shall be authorized in the Transaction Documents.

7.2 All the foregoing powers authorized herein, being coupled with an interest, are irrevocable so long as any Obligations are outstanding.

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8. Voting, Dividends, Etc.

8.1 Notwithstanding any other provision hereof, so long as no Event of Default (as defined herein) shall have occurred and be continuing:

8.1.1 subject to Section 9.2 below, each Company shall be entitled to exercise all voting powers pertaining to all shares of stock and other securities constituting Collateral for all purposes not inconsistent with the terms of the Transaction Documents; and

8.1.2 in order to permit each Company to exercise such voting powers and to receive such dividends, Collateral Agent shall, if necessary, upon the written request of such Company, from time to time, execute and deliver to such Company appropriate proxies.

8.2 If any Event of Default (as defined herein) shall have occurred and while the same is continuing, then Collateral Agent, or its nominee or nominees, shall, if Collateral Agent so elects by written notice to the Companies, have the sole and exclusive right to exercise all voting powers pertaining to the shares of stock constituting Collateral, and shall exercise such powers in such manner as Collateral Agent may elect, and each Company hereby grants Collateral Agent an irrevocable proxy, coupled with an interest to vote such shares of stock; provided, however, that such proxy shall terminate upon termination of Collateral Agent’s and the Secured Parties’ security interest in the Collateral.

8.3 Regardless of whether an Event of Default has occurred or not, all dividends and all interest payments payable in respect of the Collateral, and all shares of stock or property representing shares of stock or liquidating dividends or a distribution or return of capital upon or in respect of the shares of stock constituting Collateral or resulting from a split-up, revision or reclassification of such Collateral or received in exchange therefor, as a result of a merger, consolidation or otherwise, shall be paid or transferred directly to Collateral Agent immediately upon receipt thereof by each Company, and shall be retained by Collateral Agent as Collateral hereunder (or applied to the Obligations, consistent with the terms of the Transaction Documents).

9. Default and Remedies.

9.1 Event of Default. The occurrence of any Event of Default under and as defined in the Notes shall constitute an Event of Default of this Security Agreement (herein “Event of Default”).

9.2 Remedies upon Default. Upon the occurrence of any Event of Default (giving effect to applicable cure periods) and while such Event of Default is continuing, Collateral Agent may, at its option, without notice to or demand on any Company, declare all Obligations immediately due and payable, and Collateral Agent shall have all the default rights and remedies of a secured party hereunder and under applicable law. Such rights shall include, without limitation the following:

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9.2.1 Without limiting Collateral Agent’s obligations under Article 9 of the UCC, the right to have the Collateral, or any part thereof, transferred to Collateral Agent’s own name or to the name of its nominee and/or to cause a certificate or certificates representing the Collateral consisting of Shares or other Investment Property to be issued in the name of, and to be delivered to and held by or for the account of, Collateral Agent, whereupon Collateral Agent shall have all of the rights, privileges, powers and remedies appurtenant to and arising from the ownership of the Collateral; and

9.2.2 The right to sell, transfer, assign or deliver the Collateral or any portion thereof, at public or private sale, as Collateral Agent may elect, either for cash or on credit, without assumption of any credit risk thereof and without demand or advertisement (unless otherwise required by law). In the event of any sale hereunder, Collateral Agent shall apply the proceeds in the order set forth below in Section 9.3 hereof. Collateral Agent may have resort to the Collateral or any portion thereof with no requirement on the part of Collateral Agent to proceed first against any other Person or property. The Collateral Agent shall give the Companies not less than twenty (20) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent and each Company hereby agree that such notice constitutes “reasonable notification” within the meaning of Article 9 of the UCC.

9.3 Application of Sale Proceeds. Proceeds from the sale of the Collateral or any part thereof and all sums received or collected by Collateral Agent from or on account of any Collateral shall be applied by Collateral Agent in the following order:

9.3.1 First, to the payment of the costs and expenses incurred by Collateral Agent in connection with the collection, sale, transfer, preservation or delivery of the Collateral;

9.3.2 Second, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent with respect to the enforcement of its rights under this Security Agreement;

9.3.3 Third, to the payment to the Secured Parties, pari passu, of the amount then owing and unpaid for principal, interest, and other sums and charges under the Notes (to be applied first to accrued interest and second to outstanding principal);

9.3.4 Fourth, to the payment to the Secured Parties, pari passu, of the other amounts then owing and unpaid under the other Transaction Documents; and

9.3.5 Fifth, to the payment of the surplus, if any, to each Company as applicable, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

10. Collateral Agent.

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10.1 Appointment. The Secured Parties hereby appoint Bank of Utah, as collateral agent for the Secured Parties under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of this Security Agreement. The Collateral Agent accepts, for the benefit of the Secured Parties, the duties hereby created and applicable to it and agrees to perform such duties but only upon the terms of this Security Agreement.

10.2 Powers and Duties of Collateral Agent, Indemnity by Secured Parties.

10.2.1 Collateral Agent shall not be under any duty or obligation whatsoever to collect any dividends, interest, profits or other payments due or accruing in respect of the Collateral or to take any action to preserve rights in connection with any Collateral, including, without limitation, making or giving any presentment, demands for performance, notices of non-performance, protests, notices of protest or notices of dishonor in connection with any Collateral.

10.2.2 Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right but not the obligation to bring suit or institute proceedings in the name of each Company or Collateral Agent to enforce any rights in the Collateral, in which event each Company shall at the request of Collateral Agent do any and all lawful acts and execute any and all documents reasonably required by Collateral Agent in aid of such enforcement.

10.2.3 The Secured Parties hereby irrevocably authorize the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Holders of Notes representing a majority-in-interest of the aggregate outstanding principal amount of the Notes (the “Majority-In-Interest”) in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent will act or refrain from acting at the direction of the Majority-in-Interest. The Collateral Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Security Agreement, except as expressly provided by the terms of this Security Agreement or as expressly provided in written instructions received pursuant to the terms of this Section 10.2.3; and no implied duties or obligations shall be read into this Security Agreement against the Security Trustee. Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

10.3 Neither the Collateral Agent nor any of its managers, members, or employees shall be liable or responsible to the Secured Parties or to any Company for any action taken or omitted to be taken by Collateral Agent or any other such Person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its managers, members, or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of any Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of any Company’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by any Company to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

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10.4 In the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, the Secured Parties agree to pay to the Collateral Agent, on demand, all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by any Company as applicable. In the case of this Security Agreement and each instrument and document relating to any of the Collateral, each Company, and, in the event such Company fails to do so, the Secured Parties (on a several and not joint and several basis) hereby agree to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

11. Continued Security Interest. Each Company shall not sell, transfer, license or otherwise dispose of the Collateral, or any part thereof or any interest therein, except as otherwise provided in the Note Purchase Agreement or the Notes and except for sales of inventory and for sales or other dispositions of other assets, so long as such sales or other dispositions are in the ordinary course of business and for fair value and the aggregate value of the assets (other than inventory) that are so sold or disposed of since the date hereof is not in excess of $50,000. If the Collateral, or any part thereof, is sold or otherwise disposed of in violation of these provisions, the security interest of the Collateral Agent shall continue in such Collateral or any part thereof (and in the Proceeds thereof) notwithstanding such sale or other disposition, and each Company will deliver any Proceeds thereof to the Collateral Agent to be, at the option of the Collateral Agent, held as Collateral hereunder, and/or be applied to the Obligations.

12. Termination of Security Interests. Upon the: (a) indefeasible payment in full of all Obligations (other than indemnity obligations as to which no claim has theretofore been asserted), or (b) Defeasance of all principal and accrued and unpaid interest under the Notes as provided for in Section 13 below, the security interest in the Collateral (other than Defeasance Collateral) shall terminate and all rights in the Collateral (other than Defeasance Collateral) shall revert to each Company as applicable. Upon any such termination of the security interests or release of Collateral, the Collateral Agent will, at each Company’s expense, execute and deliver to such Company such termination statements and other documents as such Company shall reasonably request to evidence and give effect to the termination of the security interests in or the release of such Collateral, as the case may be.

13. Defeasance.

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13.1 At any time while the Notes are outstanding, provided that all of the conditions set forth in Section 13.2 are complied with, the Collateral Agent and Secured Parties hereby agree that each Company shall have the right to obtain a release of the security interest on the Collateral (other than Defeasance Collateral) upon at least 30 days prior written notice upon satisfaction of the following conditions (the “Defeasance”):

13.1.1 If requested by the Majority-in-Interest, the execution and delivery of defeasance notes (each, a “Defeasance Note”), in form and substance reasonably acceptable to Majority-In-Interest, dated as of the date of the Defeasance, payable to the respective Secured Parties, in an aggregate amount equal to the Defeasance Collateral Requirement, with an interest rate of 4% per annum. Such interest shall be calculated from the date of Defeasance to the Maturity Date (as defined in the Notes), and shall be payable in cash semi-annually;

13.1.2 If requested by the Majority-in-Interest, the execution and delivery of a security agreement (or amendment of this Security Agreement) (the “Defeasance Security Agreement”), in form and substance reasonably acceptable to the Majority-In-Interest, dated as of the date of the Defeasance, in favor of the Collateral Agent, pursuant to which the Collateral Agent is granted a perfected first priority security interest in the Defeasance Collateral or the existing security interest of the Collateral Agent is ratified and confirmed; and

13.1.3 The execution and delivery of appropriate and reasonable ancillary agreements and/or instruments, including a deposit account control agreement, each in form and substance reasonably acceptable to the Majority-In-Interest, as may be reasonably requested by the Collateral Agent or any Secured Party to perfect the security interest of the Collateral Agent in the Defeasance Collateral.

13.2 With respect to a Defeasance pursuant to Section 13.1 hereof, Searchlight shall deposit the Defeasance Collateral in accordance with Section 13.4 below to the Defeasance Collateral Account. In no event shall the deliverance of Defeasance Collateral cause the Companies to be released from its obligations to make payments of principal and interest on the Notes. Defeasance shall be permitted at such time as all of the following events shall have occurred:

13.2.1 the Defeasance Collateral Account shall have been established pursuant to Section 13.4 hereof;

13.2.2 Searchlight shall have delivered or caused to have been delivered to Collateral Agent the Defeasance Collateral for deposit into the Defeasance Collateral Account such that it will satisfy the Defeasance Collateral Requirement at the time of delivery and all such Defeasance Collateral, whereupon Searchlight shall be deemed to have represented and warranted to the Collateral Agent and the Secured Parties that it owns the Defeasance Collateral being delivered to Collateral Agent free and clear of any and all liens, security interests or other encumbrances (other than this Security Agreement or the Defeasance Security Agreement, as applicable), and that Searchlight has full power and authority to pledge such Defeasance Collateral to Collateral Agent;

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13.2.3 Searchlight shall have granted or caused to have been granted to Collateral Agent a valid perfected first priority security interest in the Defeasance Collateral and all proceeds thereof or shall have confirmed the grant of the security interest therein pursuant to this Security Agreement;

13.3 On or before the date on which Searchlight delivers the Defeasance Collateral to Collateral Agent, Searchlight shall open at the Collateral Agent or any bank reasonably acceptable to Collateral Agent (or other bank subject to the next sentence hereof) at the time and acting as custodian for Collateral Agent, a defeasance collateral account (the “Defeasance Collateral Account”), in which Searchlight shall grant to Collateral Agent or reconfirm the grant to Collateral Agent of a security interest and shall grant or cause the applicable depository to grant control (within the meaning of the UCC) thereof to the Collateral Agent. The Defeasance Collateral Account shall contain (i) all Defeasance Collateral delivered by Searchlight pursuant to Section 13.2.2 hereof and (ii) all income or other gains from any investment of moneys or other property deposited in the Defeasance Collateral Account (which shall only be made at the direction of the Collateral Agent). All such amounts, including all income from the investment or reinvestment thereof, shall be held by Collateral Agent, subject to withdrawal by Collateral Agent for the purposes set forth in Section 13.4. Searchlight shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return.

13.4 Collateral Agent shall withdraw, draw on or collect and apply the amounts that are on deposit in the Defeasance Collateral Account to pay when due the principal and all installments of interest and principal on the Notes or, if applicable, the Defeasance Notes. Funds and other property in the Defeasance Collateral Account shall not be commingled with any other monies or property of Searchlight or any affiliate or subsidiary of Searchlight. Collateral Agent shall not in any way be held liable by reason of any insufficiency in the Defeasance Collateral Account except to the extent caused by the gross negligence or willful misconduct of Collateral Agent.

13.5 Searchlight and Collateral Agent shall enter into any appropriate amendments to the Transaction Documents necessitated by a Defeasance of the Notes and reasonably requested or consented to by the Collateral Agent or the Majority-in-Interest, such amendments to be in form and substance reasonably acceptable to both Searchlight and Collateral Agent.

14. Cumulative Rights. The rights, powers and remedies of Collateral Agent and the Secured Parties under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent and the Secured Parties under any statute or rule of law or any other agreement (including the other Transaction Documents), all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

15. Waiver. Any forbearance, failure or delay by Collateral Agent in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Collateral Agent or the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Collateral Agent. Each Company waives any right to require Collateral Agent to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power prior to pursuing such Company in respect of the Obligations.

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16. Binding Upon Successors and Assigns; Joint and Several Liability. All rights of Collateral Agent and the Secured Parties under this Security Agreement shall inure to the benefit of their successors and assigns, and all obligations of each Company shall bind the representatives, executors, administrators, heirs, successors and assigns of such Company. No Company may assign this Security Agreement. The Secured Parties may assign this Security Agreement, and if assigned, the assignee shall be entitled, upon notifying the Companies, to the payment and performance of all of the agreements of the Companies hereunder and to all of the rights and remedies of Secured Parties hereunder. It is agreed that the liability of each Company hereunder is joint, several and independent of each other Company hereunder and of any other guarantees or other obligations at any time in effect with respect to the Obligations or any part thereof and that each Company’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.

17. Continuing Security Interest; Assignments. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until termination as provided herein, (ii) be binding upon each Company, the Collateral Agent, the Secured Parties and their respective successors and assigns, and (iii) inure, together with the rights, powers and remedies of each Company, the Collateral Agent and the Secured Parties hereunder, to the benefit of each Company, the Collateral Agent, the Secured Parties and their respective successors, transferees and permitted assigns, as the case may be.

18. Entire Agreement; Severability; Amendment. This Security Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of the Companies, Secured Parties and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly. This Security Agreement may not be modified, altered or amended except by a written agreement signed by the parties hereto.

19. Return; Acquittance. Collateral Agent may at any time deliver any Collateral to each Company as applicable and the receipt thereof by such Company shall be a complete and full acquittance in respect of the Collateral so delivered, and Collateral Agent shall thereafter be discharged from any liability or responsibility therefor.

20. Headings. The captions or titles of the sections of this Security Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

21. Choice of Law. This Security Agreement shall (irrespective of where it is executed, delivered and/or performed) be construed in accordance with and governed by the laws of the State of New York and, where applicable and except as otherwise defined herein or by reference to the Note Purchase Agreement, terms used herein shall have the meanings given them in the UCC. Without limitation of Collateral Agent’s rights to commence an action against any Company in any court having jurisdiction, each Company irrevocably and unconditionally submits to the jurisdiction of the federal or state courts of the State of New York, as Collateral Agent may deem appropriate, in connection with any legal action or proceeding arising out of or relating to this Security Agreement, and each Company waives any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding. Each Company agrees that service of process in any such proceeding may be made by mail addressed to it in accordance with the notice provisions of Sections 8.12(b) (personal delivery) or (f) (certified or registered mail) of the Note Purchase Agreement. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Security Agreement or the transactions contemplated hereby.

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22. Attorneys’ Fees. If any attorney is engaged by Collateral Agent to enforce or defend any provision of this Security Agreement, or as a consequence of the occurrence of any Event of Default under this Security Agreement, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of any Company, then such Company shall immediately pay to Collateral Agent, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Collateral Agent in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of Notes as specified therein.

23. Specific Performance. Each of the parties acknowledge and agree that other parties would be irreparably damaged if any of the provisions of this Security Agreement are not performed in accordance with their specific terms and that any breach of this Security Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the parties may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Security Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief, without posting any bond or other undertaking.

24. Notice. Any written notice, consent or other communication provided for in this Security Agreement shall be given and deemed received as provided in the Note Purchase Agreement.

25. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

26. Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, each Company, Secured Parties, Collateral Agent and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against each Company, Secured Parties or Collateral Agent.

27. Controlling Instrument. In the event any provision of this Security Agreement conflicts with any provision of the Notes, the Notes shall be controlling.

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[THIS SPACE LEFT INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date first written above.

COLLATERAL AGENT:	COMPANIES:

BANK OF UTAH	SEARCHLIGHT MINERALS CORP.
a Nevada corporation

By:_____________________	By:_____________________
Name:	Name: Martin Oring
Its:	Its: Chief Executive Officer

CLARKDALE MINERALS, LLC
a Nevada limited liability company

By:_____________________
Name:
Its:

CLARKDALE METALS CORP.
a Nevada corporation

By:
Name:
Its:

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES]

Name of Secured Party: __________________________________________

Signature of Authorized Signatory of Secured Party: ____________________

Name of Authorized Signatory: _____________________________________

Title of Authorized Signatory: ______________________________________

[SIGNATURE PAGES CONTINUE]

INVESTOR SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT

SCHEDULE I

PLEDGED STOCK

Company	Issuer	No. of Shares Pledged	Certificate Number(s)

Searchlight	Clarkdale Metals Corp.	75,000	2
Minerals Corp.

Searchlight	Clarkdale Minerals, LLC	100% Membership	N/A
Minerals Corp.		Interest